Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On April 3, 2013, United States Cellular Corporation (“U.S. Cellular”) entered into a Term Sheet relating to the Partnerships (as defined below) with Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless”).  Pursuant to its terms, the Term Sheet became effective on April 3, 2013.

U.S. Cellular holds a 60.00% interest in St. Lawrence Seaway RSA Cellular Partnership (“NY1”) and a 57.14% interest in New York RSA 2 Cellular Partnership (“NY2” and, together with NY1, the “Partnerships”).  The remaining interests are held by Verizon Wireless.  The Term Sheet provides that the agreements governing the Partnerships (the “Partnership Agreements”), will be amended to reflect the changes effected by the Term Sheet.

The Partnerships are operated by Verizon Wireless under the Verizon Wireless brand.  Because U.S. Cellular owns a greater than 50% interest in each of these markets, and based on U.S. Cellular’s rights under the Partnership Agreements, prior to April 3, 2013, U.S. Cellular consolidated the financial results of these markets in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Term Sheet amends the Partnership Agreements in several ways, which provide Verizon Wireless with substantive participating rights that allow Verizon Wireless to make decisions that are in the ordinary course of business of the Partnerships and which are significant to directing and executing the activities of the business.   Accordingly, as required by GAAP, effective April 3, 2013, U.S. Cellular has deconsolidated the Partnerships and thereafter will report them as equity method investments in its consolidated financial statements (the “Deconsolidation”).

The unaudited pro forma financial information is based on financial statements prepared in accordance with GAAP.  In addition, the unaudited pro forma financial information is based upon available information and assumptions that U.S. Cellular considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The unaudited pro forma financial information is based on various assumptions. The actual results reported by U.S. Cellular in periods following the Deconsolidation may differ significantly from that reflected in this unaudited pro forma financial information.  As a result, the unaudited pro forma financial information does not purport to project the future financial condition and results of operations of the consolidated company. The pro forma assumptions and adjustments are described in the accompanying schedules.  Pro forma adjustments are shown in the “NY1 & NY2” column and are those that are directly attributable to the transaction, are factually supportable and, with respect to the unaudited pro forma Statement of Operations, are expected to have a continuing impact on the consolidated results.

The unaudited pro forma financial information should be read together with U.S. Cellular’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2012, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in U.S. Cellular’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 26, 2013.

The unaudited Pro Forma Statement of Operations for the year ended December 31, 2012 gives effect to the Deconsolidation as if it had occurred effective January 1, 2012, the beginning of U.S Cellular's 2012 fiscal year.

United States Cellular Corporation Pro Forma Statement of Operations (Unaudited)

Year Ended December 31, 2012	As Reported	NY1 & NY2	Pro Forma
(Dollars and shares in thousands, except per share amounts)
Operating revenues
Service	$4,098,856	$157,807	$3,941,049
Equipment sales	353,228	11,164	342,064
Total operating revenues	4,452,084	168,971	4,283,113

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	946,805	40,432	906,373
Cost of equipment sold	935,947	23,683	912,264
Selling, general and administrative (including charges from affiliates of $104.3 million)	1,764,933	46,317	1,718,616
Depreciation, amortization and accretion	608,633	10,262	598,371
(Gain) loss on asset disposals and exchanges, net	18,088	-	18,088
(Gain) loss on sale of business and other exit costs, net	21,022	-	21,022
Total operating expenses	4,295,428	120,694	4,174,734

Operating income	156,656	48,277	108,379

Investment and other income (expense)
Equity in earnings of unconsolidated entities (1)	90,364	(28,407)	118,771
Interest and dividend income	3,644	-	3,644
Gain (loss) on investment	(3,718)	-	(3,718)
Interest expense	(42,393)	-	(42,393)
Other, net	500	90	410
Total investment and other income (expense)	48,397	(28,317)	76,714

Income before income taxes	205,053	19,960	185,093
Income tax expense	63,977	-	63,977

Net income	141,076	19,960	121,116
Less: Net income attributable to noncontrolling interests, net of tax	(30,070)	(19,960)	(10,110)
Net income attributable to U.S. Cellular shareholders	$111,006	$-	$111,006

Basic weighted average shares outstanding (2)	84,645	-	84,645
Basic earnings per share attributable to U.S. Cellular shareholders	$1.31	$-	$1.31

Diluted weighted average shares outstanding (2)	85,067	-	85,067
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.30	$-	$1.30

The unaudited Pro Forma balance sheet gives effect to the Deconsolidation as if it had occurred on December 31, 2012.

United States Cellular Corporation Pro Forma Balance Sheet — Assets (Unaudited)

December 31, 2012	As Reported	NY1 & NY2 (3)	Pro Forma
(Dollars in thousands)
Current assets
Cash and cash equivalents	$378,358	$-	$378,358
Short-term investments	100,676	-	100,676
Accounts receivable
Customers and agents	349,424	12,468	336,956
Roaming	31,782	-	31,782
Affiliated	375	-	375
Other	63,639	13,681	49,958
Inventory	155,886	-	155,886
Income taxes receivable	1,612	-	1,612
Prepaid expenses	62,560	40	62,520
Net deferred income tax asset	35,419	-	35,419
Other current assets	16,745	-	16,745
	1,196,476	26,189	1,170,287

Assets held for sale	216,763	-	216,763

Investments
Licenses	1,456,794	-	1,456,794
Goodwill	421,743	-	421,743
Customer lists, net of accumulated amortization of $96,809	102	-	102
Investments in unconsolidated entities (4)	144,531	(55,700)	200,231
Long-term investments	50,305	-	50,305
	2,073,475	(55,700)	2,129,175
Property, plant and equipment
In service and under construction	7,478,428	133,999	7,344,429
Less: Accumulated depreciation	4,455,840	55,280	4,400,560
	3,022,588	78,719	2,943,869

Other assets and deferred charges	78,148	74	78,074

Total assets	$6,587,450	$49,282	$6,538,168

United States Cellular Corporation Pro Forma Balance Sheet — Liabilities and Equity (Unaudited)
December 31, 2012	As Reported	NY1 & NY2 (3)	Pro Forma
(Dollars and shares in thousands)
Current liabilities
Current portion of long-term debt	$92	$-	$92
Accounts payable
Affiliated	10,725	-	10,725
Trade	310,936	4,653	306,283
Customer deposits and deferred revenues	192,113	4,853	187,260
Accrued taxes	35,834	-	35,834
Accrued compensation	90,418	-	90,418
Other current liabilities	114,881	-	114,881
	754,999	9,506	745,493

Liabilities held for sale	19,594	-	19,594

Deferred liabilities and credits
Net deferred income tax liability	849,818	-	849,818
Other deferred liabilities and credits	288,441	801	287,640

Long-term debt	878,858	-	878,858

Commitments and contingencies	-	-	-

Noncontrolling interests with redemption features	493	-	493

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares
Authorized 190,000 shares (50,000 Series A Common and 140,000 Common Shares)
Issued 88,074 shares (33,006 Series A Common and 55,068 Common Shares)
Outstanding 84,168 shares (33,006 Series A Common and 51,162 Common Shares)
Par Value ($1 per share) ($33,006 Series A Common and $55,068 Common Shares)	88,074	-	88,074
Additional paid-in capital	1,412,453	-	1,412,453
Treasury shares, at cost, 3,906 Common Shares	(165,724)	-	(165,724)
Retained earnings	2,399,052	-	2,399,052
Total U.S. Cellular shareholders' equity	3,733,855	-	3,733,855

Noncontrolling interests	61,392	38,975	22,417

Total equity	3,795,247	38,975	3,756,272

Total liabilities and equity	$6,587,450	$49,282	$6,538,168

(1)     NY1 & NY2 Equity in earnings of unconsolidated entities represents U.S. Cellular’s share of NY1 & NY2 net income for the year ended December 31, 2012 based on U.S. Cellular’s ownership interests in the Partnerships.

(2)     The number of basic and diluted shares outstanding did not change as a result of the Deconsolidation.

(3)     In accordance with GAAP, U.S. Cellular will recognize a non-cash gain in the second quarter of 2013 as a result of the Deconsolidation.  This has not been included as a pro forma adjustment to the unaudited Pro Forma Balance Sheet as of December 31, 2012 as the gain is not estimable at this time.  Note that the gain would not impact the unaudited Pro Forma Statement of Operations due to its non-recurring nature.

(4)     As a result of the Deconsolidation, U.S. Cellular’s interest in the Partnerships is reflected in Investments in unconsolidated entities.